Exhibit 15.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-233539) of Yunji Inc. of our report dated April 24, 2026 relating to the financial statements, which appears in the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

San Mateo, California

April 24, 2026

1